UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2006

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2006, SunPower Corporation (“SunPower”) entered into a multi-year Ingot Supply Agreement (the “Ingot Supply Agreement”) with Woongjin Energy Co., Ltd., a company organized under the laws of Korea (“Woongjin Energy”). SunPower has a minority investment in Woongjin Energy, which investment was announced by SunPower on September 29, 2006. The Ingot Supply Agreement provides the general terms and conditions pursuant to which Woongjin Energy will supply SunPower with silicon ingots. The price for such ingots is dependent on the price paid by Woongjin Energy for the polysilicon used to manufacture such ingots.

In addition, on December 22, 2006, SunPower Philippines Manufacturing, Ltd. (“SunPower Philippines”), a subsidiary of SunPower, entered into a multi-year Polysilicon Supply Agreement (the “Polysilicon Supply Agreement”) with Woongjin Energy. The Polysilicon Supply Agreement provides the general terms and conditions pursuant to which SunPower Philippines will supply Woongjin Energy with polysilicon at prices determined by SunPower or SunPower Philippines at their sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2006

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer